UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2015

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On April 23, 2015, KLA-Tencor Corporation (the "Company") issued a press release announcing selected operating results for its third quarter of fiscal year 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On April 23, 2015, the Company announced a plan to reduce its global employee workforce by up to 10 percent to streamline its organization and business processes in response to changing customer requirements in its industry.  The goal of this reduction is to enable continued innovation and direct the Company’s resources toward its best opportunities. The Company expects to substantially complete the employee reduction by the end of the first quarter of fiscal year 2016, but the timing of certain employee reductions may vary by country, based on local legal requirements.  At this time, the Company is unable to make a good faith determination of the cost estimates, or ranges of cost estimates, associated with all of the activities under the global employee workforce reduction plan as set forth in paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, the Company will timely file an amendment to this Current Report on Form 8-K after its determination of such cost estimates or ranges of cost estimates.
Forward-Looking Statements: Statements in this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 hereto other than historical facts, such as statements regarding the Company’s ability to benefit from its market leadership position, the anticipated size of the Company’s global employee workforce reduction and the expected timing of the completion of such employee reduction, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of the Company’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; the Company’s ability to successfully manage its costs; market acceptance of the Company’s existing and newly issued products; changing customer demands; industry transitions; the costs and delays related to compliance with U.S. and international labor laws and other applicable laws, including the notification procedures required thereby; and the disruption resulting from the employee reduction and its potential impact on the Company’s relationships with customers and vendors. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 hereto, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Text of press release issued by KLA-Tencor Corporation dated April 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: April 23, 2015	By:	/s/ BRIAN M. MARTIN
	Name:	Brian M. Martin
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release issued by KLA-Tencor Corporation dated April 23, 2015